Exhibit 99.1

Raser Technologies Provides Update on

Acquisition Agreement with Amp Resources

PROVO, Utah—(BUSINESS WIRE)—June 16, 2006—Raser Technologies, Inc. (NYSE Arca: RZ—News; “Raser”) a technology licensing company that develops and licenses advanced electric motor, electronic motor drive, power generation and related technologies today provided an update on its acquisition agreement with Amp Resources, LLC. The acquisition agreement provides that it can be terminated after June 15, 2006, only if certain conditions are met. Amp Resources delivered a termination notice of the acquisition agreement on June 16, 2006. Raser believes the conditions for termination have not been met and is exploring its options and evaluating its rights with respect to the acquisition agreement. The parties may continue to discuss alternatives regarding the transactions contemplated by the acquisition agreement. Raser will provide further information as events unfold.

About Raser Technologies

Formed in 2003, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron™ technologies more efficiently harness electrical energy in electric motor, controller, alternator and generator technologies. Application of Symetron™ generally requires simple changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies Inc. may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: validity of Amp Resources’ purported termination of the acquisition agreement, the future actions of the parties to the acquisition agreement, any alternatives regarding the transactions contemplated by the acquisition agreement and the possibility that the parties to the acquisition agreement may not reach agreement on such alternatives. These forward-looking statements involve certain risks and uncertainties that could cause actual events to differ, including, without limitation, legal risks surrounding the validity of Amp Resources’ purported termination of the merger agreement, uncertainty as to the future actions of any of the parties, the ability of the parties to reach agreement on any alternatives to the acquisition agreement, expenses and management resources devoted to resolving disputes over the acquisition agreement and such other risks as identified in our reports filed with the Securities and Exchange Commission, which contain and identify important factors that could cause actual events to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Raser Technologies Inc.

Investor Relations

investorrelations@rasertech.com

or

Company Management

William Dwyer, 801-765-1200

or

Media Contact

Randy Blosil, 801-765-1200